EXHIBIT 23.3
                                                                    ------------


RP FINANCIAL, LC.
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Financial Services Industry Consultants


                                                November 18, 2005





Boards of Directors
Mutual Federal Bancorp, MHC
Mutual Federal Bancorp, Inc.
Mutual Federal Savings and Loan Association of Chicago
2212 W. Cermak Road
Chicago, Illinois  60608-3999

Members of the Boards of Directors:

         We hereby consent to the use of our firm's name in the Form MHC-2, and any amendments thereto, for Mutual Federal Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report in such filings, and the Registration Statement on Form SB-2, and any amendments thereto, including the prospectus of Mutual Federal Bancorp, Inc., and to the references to us under the heading "Experts" in the Registration Statement.


                                                Sincerely,
                                                RP FINANCIAL, LC.


                                                /s/ RP FINANCIAL, LC.





















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